UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

Crown Castle International Corp.
 (Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive Suite 500 Houston, TX	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 – SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the stockholders of Crown Castle international Corp. (“Company”) was held on May 18, 2010, at which meeting the stockholders voted to (1) elect Edward C. Hutcheson, Jr., J. Landis Martin and W. Benjamin Moreland as Class III directors for a term of three years and (2) ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2010. The voting results for each proposal submitted to a vote are set forth below:

Proposal 1 — Election of Class III Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Edward C. Hutcheson, Jr.	252,950,936	1,184,317	10,209,211
J. Landis Martin	250,087,016	4,048,237	10,209,211
W. Benjamin Moreland	252,986,192	1,149,061	10,209,211

Proposal 2 — Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants for Fiscal Year 2010

Votes For	Votes Against	Abstentions
256,315,245	7,994,892	34,327

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President
and General Counsel

Date: May 19, 2010

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